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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement of Renaissance Worldwide, Inc. on Form S-8, of our report dated February 27, 1998, on the financial statements of Triad Data, Inc., as of December 31, 1997 and for each of the two years ended December 31, 1997 appearing in the annual report on Form 10-K of Renaissance Worldwide, Inc. for the year ended December 26, 1998.


GOLDSTEIN GOLUB KESSLER LLP

New York, New York
December 28, 1999